EXHIBIT 99.1

For Immediate Release

Contact: Investor Relations

ICR, LLC

Kate Messmer

678-421-3800

PRIMEDIA INC. ANNOUNCES REDEMPTION OF ITS

8% SENIOR NOTES DUE 2013

Atlanta, GA (April 15, 2008) – PRIMEDIA Inc. (NYSE: PRM) today announced that it has sent a notice of redemption to the registered holders of all of its outstanding 8% Senior Notes due 2013 in an aggregate principal amount of $2,576,000. The redemption date for the Notes is May 15, 2008. The redemption price of the Notes is 104.000% of the principal amount plus accrued and unpaid interest to but excluding the redemption date.

Copies of the Notice of Redemption and additional information regarding the redemption of the Notes are available from The Bank of New York, the trustee with respect to the Notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities.

This release contains forward-looking statements as that term is used under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current assumptions, expectations and projections of the Company's management about future events. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause actual results or events to differ materially from those anticipated in these forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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